EXHIBIT 12.2

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


CORN PRODUCTS INTERNATIONAL, INC.
COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES


(in millions, except ratios)
                                           2001           2000            1999           1998            1997
                                           ----           ----            ----           ----            ----
*Income before extraordinary charges,
income taxes and minority interest:      $  102.1       $  121.9*       $  122.0       $   71.0        $   18.0*
Fixed charges                                62.1           69.6            47.3           24.0            34.4
Capitalized interest                         (2.0)          (9.4)           (6.3)          (3.7)           (3.3)
                                         --------       --------        --------       --------        --------
                                         $  162.2       $  182.1        $  163.0       $   91.3        $   49.1
                                         ========       ========        ========       ========        ========

RATIO OF EARNINGS TO FIXED
CHARGES                                      2.61           2.62            3.45           3.80            1.43
                                         ========       ========        ========       ========        ========


FIXED CHARGES:
Interest expense on debt                 $   60.5       $   68.1        $   45.8       $   22.5        $   32.9
Amortization of discount on debt              0.2            0.2              --             --              --
Interest portion of rental expense
on operating leases                           1.4            1.3             1.5            1.5             1.5
                                         --------       --------        --------       --------        --------
Total                                    $   62.1       $   69.6        $   47.3       $   24.0        $   34.4
                                         ========       ========        ========       ========        ========



Income (loss) before income taxes
and minority equity                      $  102.1       $  101.9        $  122.0       $   71.0        ($  91.0)
Restructuring charges                         0.0           20.0             0.0            0.0           109.0
                                         --------       --------        --------       --------        --------
Adj. Income                              $  102.1       $  121.9        $  122.0       $   71.0        $   18.0
                                         ========       ========        ========       ========        ========


* - Income before extraordinary charges, income taxes and minority interest does not include special charges, restructuring and spin-off costs.